UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 30, 2013
Commerce Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Missouri	0-2989	43-0889454
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Walnut,
Kansas City, MO	64106
(Address of principal executive offices)	(Zip Code)

(816) 234-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 30, 2013, the Compensation and Human Resources Committee of the Company's Board of Directors approved the base salary for 2013 (effective April 1, 2013) and the payment of cash bonuses to the Company's CEO and its other named executive officers. The cash bonuses were based on the Committee's certification of Company performance in accordance with the Company's Executive Incentive Compensation Plan.

		2013 Salary	2012 Performance- Based Bonus
Executive Officer	Title	$	$
David W. Kemper	Chairman, President & CEO	900,435	1,436,723
Jonathan M. Kemper	Vice Chairman	464,539	481,788
Seth M. Leadbeater	Vice Chairman	377,850	360,663
Charles G. Kim	Executive Vice President & CFO	417,400	398,412
Kevin G. Barth	Executive Vice President	417,400	373,511

On January 30, 2013, the Compensation and Human Resources Committee of the Company's Board of Directors approved the cancellation of 25,827 shares of unvested restricted stock, originally granted to David W. Kemper, which were subject to service-based vesting, and the replacement of those awards with an equal number of shares of performance-contingent restricted stock. The new grant contains the same service-based vesting period as the original canceled grant, and vesting of the new grant is also subject to achievement of a performance target determined by the Compensation and Human Resources Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCE BANCSHARES, INC.

By: \s\ Jeffery D. Aberdeen
Jeffery D. Aberdeen
Controller
(Chief Accounting Officer)

Date: February 5, 2013